EXHIBIT 24.2

                                POWER OF ATTORNEY

         KNOW ALL MEN BY  THESE  PRESENTS,  that  Daniel  E.  Meyer,  being  the
Principal Accounting/Financial Officer of Ford Credit Auto Receivables LLC, a Delaware limited liability company (the "Company"), hereby makes H.D. Smith, R.P. Conrad, S.P. Thomas, J.P. Burkhard and J.W. Bosscher, and each of them, his attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, in any and all capacities, to execute for him and on his behalf the Registration Statement on Form S-3 relating to which this power of attorney is filed as an exhibit, and any and all pre-effective and post-effective amendments or supplements to the foregoing Registration Statement and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Company is registered, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Company to effectuate the intents and purposes hereof, and Daniel E. Meyer hereby fully ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, if any, shall do or cause to be done by virtue hereof.

                                                     /s/ Daniel E. Meyer

                                                     Daniel E. Meyer